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                                 PROMISSORY NOTE


$ 135,000                          Dallas, Texas               December 9 , 1999


         FOR VALUE RECEIVED, Glenn D. Hart, a resident of Houston, Texas ("Maker") promises to pay to the order of Michael Petroleum Corporation ("Payee") at Houston, Texas (or such other place of payment as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of One Hundred Thirty-Five Thousand and No Hundredths DOLLARS ($135,000), together with interest on the unpaid principal balance of this Note from time to time outstanding until maturity at the Stated Rate and interest on all past due amounts both principal and accrued interest, at the Past Due Rate, provided, that for the full term of this Note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

I. DEFINITIONS. As used in this Note, the following terms shall have the respective meanings indicated:

         I.1 "BUSINESS DAY" means a day when national banks are open for business in Dallas, Texas.

         I.2 "CHAPTER ONE" means Chapter One of Title 79 Texas Revised Civil Statutes, 1925, as amended.

         I.3 "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest permitted on the execution date hereof by whichever of applicable federal or Texas laws permit the higher maximum nonusurious interest rate. If Chapter One establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One).

         I.4 "MATURITY DATE" means the maturity of this Note, which is earlier to occur of demand by the Payee or June 1, 2000.

         I.5 "PAST DUE RATE" means a rate per annum equal to the Highest Lawful Rate; provided, however, that if, but only if, applicable law imposes no maximum nonusurious rate of interest, then the Past Due Rate shall be a rate per annum equal to eighteen percent (18%).

         f. "STATED RATE" means an annual rate of interest of ten percent (10%).

         II. COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed from the date of execution of this Note. Interest shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Highest Lawful Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Highest Lawful Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

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         III.     PAYMENTS OF PRINCIPAL AND INTEREST.

         III.1 The principal balance of this Note, and all accrued and unpaid interest, shall be due and payable on the Maturity Date.

         III.2 All payments on this Note shall be applied first to accrued interest and the balance to principal.

         c. Any monies that become payable to Maker by reason of his equity interest in the Payee or its affiliates will be first used to offset any outstanding indebtedness under this Note.

         IV. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this Note or any other document, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this Note, accrued or paid on or from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this Note or any other document, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this Note from the date hereof, ever exceed the Highest Lawful Rate. In this connection, it is expressly stipulated and agreed that it is the intent of the Maker and the Payee to contract in strict compliance with the applicable usury laws of the State of Texas and of the United States, whichever from time to time permit the higher rate of interest. In furtherance thereof, none of the terms of this Note or of any other documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Highest Lawful Rate. The Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this Note shall never be liable for interest in excess of the Highest Lawful Rate. If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the Highest Lawful Rate, the holder of this Note shall refund to the payor or, at the holder's option, credit against the principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Highest Lawful Rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full of the principal (including the period of any renewal or extension hereof), so that the interest hereon throughout the full term of this Note shall not exceed the maximum amount permitted by applicable law. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between the Maker and the Payee.

         V. DEFAULT. If Maker shall fail to make any payment of interest or principal on this Note when due, the owner or holder hereof may, at its, his or her option, declare the unpaid balance of principal and accrued interest on this Note at once mature and payable, setoff against the amounts then owing under this Note or any other documents any and all monies, securities and other properties of the Maker in the possession, custody or control of, or on deposit with, or otherwise owed to the Maker by, the Payee or any other holder hereof, including without limitation all such monies, securities and other properties held in general or special accounts or for safekeeping or as collateral or otherwise, and to take such other actions and enforce such other remedies as are available under applicable law.

         VI. NO WAIVER BY THE PAYEE. No delay or omission of the Payee or any other holder hereof to exercise any power, right or remedy accruing to the Payee or any other holder hereof shall impair any

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such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

         VII. COSTS AND ATTORNEYS' FEES. If any holder of this Note retains an attorney in connection with any default or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Maker sues any holder in connection with this Note and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in connection with such default or in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees. To the extent not prohibited by applicable law, the Maker will pay all reasonable costs and expenses and reimburse the Payee for any and all reasonable expenditures of every character incurred or expended from time to time, relating to the Payee's exercise of any of its rights and remedies hereunder or at law, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, Uniform Commercial Code search fees, fees incident to other title searches and reports, escrow fees, attorneys' fees, legal expenses, court costs, auctioneer fees and other fees incurred in connection with liquidation of any collateral and all other professional fees. Any amount to be paid hereunder by the Maker to the Payee shall be a demand obligation owing by the Maker to the Payee and shall bear interest from the date of expenditure until paid at the per annum rate provided in this Note for interest on past due payments of principal and interest.

         VIII. WAIVERS BY THE MAKER AND OTHERS. The Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         IX. PARAGRAPH HEADINGS. Paragraph headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

         X. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Dallas County, Texas shall be proper place of venue for suit hereon. The Maker and any and all co-makers, endorsers, guarantors and sureties irrevocably agree that any legal proceeding in respect of this Note or any of the other Loan Documents shall be brought in the district courts of Dallas County, Texas, or the United States District Court for the Northern District of Texas.

         XI. SUCCESSORS AND ASSIGNS. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, trustees, beneficiaries, successors and assigns of the Maker and the Payee.

         XII. RECORDS OF PAYMENTS. The records of the Payee shall be prima facie evidence of the amounts owing on this Note.

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         XIII. SEVERABILITY. If any provision of this Note shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, then that provision only shall be of no force and effect and shall be deemed excised herefrom, and the remainder of the provisions of this Note shall be unaffected thereby, the provisions of this Note being severable in each and every instance. Furthermore, in lieu of any illegal, unenforceable or invalid provision, there shall be automatically added to this Note a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         XIV. SALE AND ASSIGNMENT. The Payee reserves the right, in its sole discretion, without notice to the Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this Note or any loan evidenced by this Note.

         XV. PREPAYMENT. The Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee. All prepayments hereon shall be applied first to accrued and unpaid interest due under this Note, and then to the outstanding principal balance of this Note in inverse order of maturity.

         XVI. BUSINESS LOANS. The Maker warrants and represents to the Payee and all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

         XVII. ENTIRE AGREEMENT. This Note embodies the entire agreement and understanding between the Payee and the Maker and other parties with respect to the loans to be evidenced by this Note and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. The Maker acknowledges and agrees that there are no oral agreements between the Maker and the Payee which have not been incorporated in this Note.

                                     MAKER:



                                     /S/ GLEND D. HART
                                     ----------------------------------------
                                     GLENN D. HART


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